UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way Mason, OH (Address of principal executive offices)	45040 (Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2018, the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) amended and restated the Company’s Bylaws to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Pursuant to new Section 3.3 of the Bylaws, under the new majority voting standard, a nominee for director shall be elected to the Board only upon the affirmative vote of a majority of the votes cast, which means that the number of votes “for” a nominee exceeds the votes cast “against” that director’s election with abstentions and broker non-votes, if applicable, not counted as votes cast with respect to a director’s election.

New Section 3.3 also implements a director resignation policy pursuant to which any director who fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board for its consideration. Within 90 days following certification of the stockholder vote, the Board will publicly disclose its decision regarding whether to accept the resignation or take other action.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Fourth Amended and Restated Bylaws, filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

No.Description

3.2Fourth Amended and Restated Bylaws of AtriCure, Inc. dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	February 16, 2018	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer